Exhibit 99.1

For Immediate Release

For more information:

Rob Jensen Director of Corporate Communications Captiva Software Corporation 858/320-1255 rjensen@captivasoftware.com	Charles Messman Todd Kehrli MKR Group, LLC 818/556-3700 ir@mkr-group.com

CAPTIVA TO ACQUIRE LEADING FRENCH INPUT MANAGEMENT

TECHNOLOGY AND SOLUTION PROVIDER SWT

Long-Time Partner to Expand Captiva’s Geographic Coverage, Extend its Vertical

Market Expertise and Bring Synergistic Technologies

SAN DIEGO, CA, MAY 10, 2005 – Captiva Software Corporation (NASDAQ: CPTV), a leading provider of input management solutions, today announced it has signed a definitive agreement to acquire SWT SA, a leading provider of automatic data extraction and intelligent document capture solutions and technology in France. The purchase, subject to customary closing conditions, is expected to be completed during the week of May 23, 2005.

According to the agreement and subject to certain adjustments, Captiva will pay approximately $18.1 million in cash plus approximately 179,000 shares in Captiva common stock that will be issued to SWT management to purchase all outstanding shares of the privately held SWT. Net of SWT’s cash, the purchase price is expected to be approximately two times SWT’s reported 2004 European GAAP revenues of €6.95 million, or approximately $9.0 million, which were 25% greater than its comparable 2003 revenues. SWT has reported that its operations in France have been profitable since 2000, but that the company has incurred consolidated losses as a result of expanding into international markets. While Captiva anticipates significant revenue synergies to occur, it expects SWT to be profitable and the acquisition to be accretive to Captiva’s earnings on a pro forma basis, excluding one-time charges and the amortization of

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purchased intangible assets, no later than the fourth quarter of 2005 through cost savings alone. Updated revenue and earnings guidance reflecting the acquisition will be provided in Captiva’s second quarter earnings conference call, which is currently scheduled for July 26 at 1:30 PM PST.

SWT has been a technology partner of Captiva’s since 2002, supplying its Dispatcher™ product capabilities as an optional addition to Captiva’s InputAccel® and, through a 2004 OEM agreement, classification and data extraction capabilities for Captiva’s Digital Mailroom™. The acquisition is consistent with Captiva’s stated strategy of augmenting its organic growth by acquiring companies that expand Captiva’s geographic coverage, provide additional vertical market expertise and add synergistic technologies. This acquisition achieves all three objectives, as SWT has a strong market presence in the French and Spanish markets, it strengthens Captiva’s mailroom and invoice processing expertise and provides an installed base of reference sites for those capabilities and it brings advanced classification and data extraction technologies that Captiva can leverage into its products, customer base and channels.

“This acquisition is the culmination of the long-term, mutually beneficial relationship we’ve shared with SWT. As one of our key technology partners, we worked closely with SWT on some significant Digital Mailroom wins last year and have always been impressed with the company’s products and staff,” said Reynolds C. Bish, Captiva’s President and CEO. “SWT is a rapidly growing company with a substantial revenue stream, outstanding products, talented employees and a strong customer base numbering over 400 on a worldwide basis. We’re excited about this transaction and look forward to welcoming SWT’s employees, customers and partners to Captiva and jointly building an even more successful combined company.” Mr. Bish added that the transaction will add approximately 80 employees to Captiva, with the majority of them operating out of SWT’s Paris headquarters.

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“Since founding SWT in 1988, we’ve been successful in growing our business through introducing innovative, proven solutions such as our b-Wize™ and Dispatcher products, obtaining a blue chip customer base, raising venture capital financing, garnering numerous industry awards, such as being part of Deloitte & Touche’s 2004 EMEA Technology Fast 500, and expanding our market reach beyond France,” said Hervé Debbah, SWT’s President, CEO and Founder. “We’ve had a very clear vision for continuing our growth as an independent entity. However, we recognized that merging with Captiva offers significant synergies and the opportunity to establish a truly dominant leader in the input management market. We look forward to joining Captiva and working with its management team and staff on this endeavor.”

Captiva and SWT will demonstrate their solutions at next week’s AIIM Conference and Exposition, taking place May 17 – 19 in Philadelphia, PA. Captiva will be exhibiting in booth number 712; SWT in booth 848.

Corporate Conference Call Today

Captiva management will host a conference call today at 5:30 a.m. PST (8:30 a.m. EST) to discuss this acquisition. Reynolds C. Bish, Captiva’s President and CEO, and Rick Russo, Captiva’s CFO, will be on line and take part in a question and answer session.

The call can be accessed in the U.S. by dialing 866-250-2351 and giving the company name, “Captiva.” International participants can access the call by dialing 303-262-2194. Participants are asked to call the number approximately 10 minutes before the conference call begins. A replay of the conference call will be available two hours after the call for the following three business days by dialing 800-405-2236 in the U.S., 303-590-3000 internationally, and entering the following pass code: 11030167.

The call can also be accessed live on the web via the following link: http://phx.corporate-ir.net/playerlink.zhtml?c=77421&s=wm&e=1064727. This link will also provide an instant replay of the conference call and will be accessible from the investor relations section of Captiva’s web site at http://www.captivasoftware.com/Investors/.

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About SWT SA

SWT SA is a European specialist in automatic data extraction and electronic document management solutions, and provides an exclusive set of technologies to enable companies to eliminate the manual processing of paper documents. The b-Wize software suite can automatically scan, index and extract relevant data and content from companies’ documents and forms. Thanks to the competitiveness of its products, the skills of its team and its sound financial results, SWT has become a strong ally for its customers and partners around the world, offering mailroom, invoice and remittance processing technologies. For more information, visit www.swt-concept.com/us.

About Captiva Software Corporation

Captiva Software Corporation (NASDAQ: CPTV) is a leading provider of input management software solutions. Since 1989, the company’s award-winning products have been used to manage business critical information from paper, faxed and scanned forms and documents, Internet forms and XML data streams into the enterprise in a more accurate, timely and cost-effective manner. These products automate the processing of billions of forms and documents annually, converting their contents into information that is usable in database, document, content and other information management systems. Captiva’s technology serves thousands of users in insurance, financial services, government, business process outsourcing, manufacturing and other markets. For more information, visit www.captivasoftware.com.

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The Digital Mailroom is a trademark, and InputAccel is a registered trademark of Captiva Software Corporation. Dispatcher and b-Wize are trademarks of SWT SA.

This press release may contain forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, among other things, any projections of earnings, revenues

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(including where the underlying contract has already been signed), or other financial items; any statements of the plans, strategies, and objectives of management for future operations; any statements regarding the anticipated benefits expected to result from the acquisition of SWT; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief and any statement of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include, among other things, risks associated with the integration of SWT’s operations; reliance on information provided by SWT, including unaudited, non-US GAAP financial statements, differences between SWT’s accounting methods and practices and those of the Company; performance of contracts by customers and partners; employee management issues, including the retention of key employees; the timely development, production and acceptance of products and services and their feature sets; the challenge of managing asset levels, including inventory; the flow of products into third-party distribution channels; and the difficulty of keeping expense growth at modest levels while increasing revenues. Announcements of contract awards should not be interpreted as reflecting revenue in any particular period and may relate to revenue recorded in prior periods. These and other risks and factors that could cause events or our results to differ from those expressed or implied by such forward-looking statements are described in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as other subsequent filings with the Securities and Exchange Commission. We assume no obligation and do not intend to update these forward-looking statements.